Exhibit 10.28

Tenant: Madrigal Pharmaceuticals, Inc. Premises: Four Tower Bridge, Suites 200, 250 & Suites 100

THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of March 8 , 2022, by and between FOUR TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership (“Landlord”), and MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
A.Landlord and Tenant are parties to a Lease (“Original Lease”) dated as of January 10, 2019, as amended by a First Amendment to Lease dated as of July 17, 2020, and a Second Amendment to Lease (“Second Amendment”) dated as of May 3, 2021 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the premises (“Current Premises”) deemed to contain 12,232 rentable square feet presently known as Suite 200 and Suite 250 in the Building known as Four Tower Bridge located at 200 Barr Harbor Drive, West Conshohocken, Pennsylvania. The Current Lease as amended hereby pursuant to this Amendment is referred to hereinafter as the “Lease”.

B.Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises in the Building presently known as Suite 100 and shown as the unshaded area on the location plan attached hereto as Exhibit A, which space is deemed to contain 18,375 rentable square feet (“Suite 100”).

C.Landlord and Tenant agree to amend the Current Lease to expand the Current Premises to include Suite 100 upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:
1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.

2.Suite 100.
(a)The Term for Suite 100 commences on the earlier of (i) one business day following the termination of the 100 Sublease (as defined below) if terminated prior to May 31, 2023, or (ii) June 1, 2023 (“Suite 100 Commencement Date”). Landlord and Tenant are currently negotiating a consent to Tenant’s sublease of Suite 100 of approximately even date of this Amendment (the “100 Sublease”).
(b)By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord will notify Tenant of the Suite 100 Commencement Date, which commencement date shall be no later than June 1, 2023, and all other matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.
(c)Effective on the Suite 100 Commencement Date, (i) the “Premises” means, collectively, the Current Premises and Suite 100; (ii) Tenant’s Share is stipulated to be 35.58%; and (iii) the rentable area of the Premises is deemed to be 30,607 square feet.

(d)The Premises include the exterior balconies. The first sentence of Section 13(a)(iii) of the Original Lease is modified by adding the following phrase to the end thereof: “, including without limitation as a result of items falling from the balconies.” Tenant and Tenant Agents shall comply with the balcony rules and regulations set forth on Exhibit C attached hereto.

3.Term. The Term (for both the Current Premises and Suite 100) ends on November 30, 2023. The Extension Option (as modified by the Second Amendment) and the ROFO shall remain in full force and effect and shall apply to the Current Premises and Suite 100. For the avoidance of doubt, Tenant may exercise the Extension Option with respect to the Current Premises and Suite 100, and the Extension Term for both the current Premises and Suite 100 is the 36-month period commencing on December 1, 2023, and ending on November 30, 2026. The

“Extension Deadline” means May 31, 2023.
4.Fixed Rent. Effective on the Suite 100 Commencement Date, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent with respect to Suite 100 during the Term as follows, payable in advance in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Suite 100	Annualized Fixed Rent	Monthly Fixed Rent
Suite 100 Commencement Date – 11/30/23	$37.00	$679,875.00	$56,656.25

5.Condition of Premises. Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the Current Premises or Suite 100, or provide any improvement allowance, and Tenant accepts the Current Premises and Suite 100 in their current “AS IS” condition. Neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition or suitability, including without limitation, the fitness for Tenant’s intended use, of Suite 100.

6.Operating Expenses. Effective on June 1, 2023, the “Base Year” means calendar year 2023 with respect to Suite 100 only.
7.Special Exterior Building Signage. To the extent permitted by applicable Laws and subject to any applicable signage restrictions affecting the Building (including without limitation all local governmental signage ordinances and obtaining all necessary governmental or association approvals), and provided: (i) Tenant (excluding its assignees or sublessees other than to a Permitted Transferee as defined in Section 10(c) of the Original Lease) leases and occupies at least 30,000 rentable square feet of office space in the Building, and (ii) no Event of Default of Tenant has occurred under the Lease and is continuing (collectively, “Exterior Signage Conditions”), Tenant shall have the right, subject to satisfaction of the conditions of this Section, to install new Tenant identification signage displaying Tenant’s corporate name and logo (“Exterior Signage”) on the Fayette Street Bridge building facade at the 2nd floor location at the Building, and shall be subject to Landlord’s approval in writing as to the placement, color, size, design, composition, specifications, construction, manner of installation and removal of signage, and architectural compatibility of the Exterior Signage with the exterior of the Building and the Project, which approval shall not be unreasonably withheld, conditioned or delayed. All costs of installation and removal, including, but not limited to, maintenance costs and removal of the Exterior Signage, together with the costs of repair for any damage to the Building caused by installation and/or removal shall be paid by Tenant. If an Event of Default of Tenant occurs and is continuing, Landlord shall have the right to deliver written notice to Tenant, which notice will specify the Event of Default that has occurred and that Tenant is required, within 30 days after receipt of such notice, to either cure such Event of Default or remove the Exterior Signage. If Tenant fails to comply with this Section within such 30-day period, Landlord shall have the right to remove the Exterior Signage. All reasonable and documented out of pocket costs incurred by Landlord to remove, repair and/or replace the Exterior Signage, including, but not limited to, costs of repairing any damage to the Building to the extent caused by such cure, shall be paid by Tenant. Following such removal, Landlord shall have the right, at its sole cost and expense, to install any other signage in the same location, including, without limitation, the signage of another tenant in the Building. Landlord’s approval of the Exterior Signage shall create no responsibility or liability on the part of Landlord for the completeness, design, or sufficiency thereof, or the compliance of the Exterior Signage with the requirements of applicable Laws. On or prior to the Surrender Date (as defined in Section 18(a) of the Original Lease), or immediately if any of the Exterior Signage Conditions no longer exist, Tenant shall remove the Exterior Signage, at Tenant’s sole cost and expense, and restore and repair all parts of the Building directly affected by the installation or removal of the Exterior Signage, to the condition existing immediately prior to its installation or to a condition reasonably acceptable to Landlord. Tenant understands and agrees that it is solely responsible to ensure the upkeep and condition of the Exterior Signage to its original status, normal wear and tear excepted. Specifically, any missing letters, whether by loss, destruction, wear, act of God, or otherwise, will be replaced at the full expense of Tenant and shall be repaired or replaced within 30 days after the occurrence of such deficiency. Prior to constructing or installing the Exterior Signage, Tenant shall have obtained and must continue to maintain all permits and/or approvals required by applicable Laws with respect to the construction, installation, and maintenance of the Exterior Signage, and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals and that the construction and installation of the Exterior Signage will comply in all respects with all applicable Laws. Tenant shall be solely responsible for ensuring that the Exterior Signage is in compliance with all present and future applicable Laws. Tenant, at its sole cost and expense, shall insure the Exterior Signage as part of Tenant’s Property, and shall also carry liability insurance with respect to the Exterior Signage. Except to the extent caused by the negligence or willful misconduct of Landlord or a Landlord Indemnitee (as defined in Section 13(a) of the Original Lease), Tenant shall protect, defend, indemnify, and hold harmless Landlord and all Landlord Indemnitees from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses, and costs (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees and court costs) arising out of or from or related to the construction, installation, maintenance, use, or removal of the Exterior Signage by Tenant or a Tenant Agent (as defined in Section 9(a) of the Original Lease).

8.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate, representing Landlord, and Cushman & Wakefield, representing Tenant (“Broker”). Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section 8. Tenant shall have no responsibility or obligation to pay any commission to the Broker in connection with the transactions contemplated hereby. Instead, Landlord must pay Broker all of its commission owed in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section 8 will survive the expiration or earlier termination of the Term.
9.Notices. The current address for notices to Landlord under the Lease is set forth below:
Four Tower Bridge Associates c/o Brandywine Realty Trust
Attn: Legal Notices/Legal Dept., RE: Building 588 Cira Centre
2929 Arch St., Suite 1800
Philadelphia, PA 19104
Phone: 610-325-5600
Email: Legal.Notices@bdnreit.com

10.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that Section 17(k) of the Original Lease concerning Confession of Judgment is hereby restated in full below:
In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY ACTION SPECIFIED IN SUBPARAGRAPH (j)(2) OF THIS SECTION (AND FOR THE AVOIDANCE OF DOUBT EXCLUDING ACTIONS CONCERNING ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (h) OF THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF POSSESSION OF THE PREMISES AND IN SAID SUIT OR IN SAID ACTION OR

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ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREl\USES ALL OR ANY PART OF THE RENT SPECfFIED IN THIS LEASE AND THEN UNPAID TAKING INTO ACCOUNT LANDLORD'S OBLIGATION TO MITIGATE DAMAGES TO THE EXTENT REQUIRED UNDER TIDS LEASE AND FOR COSTS TOGETHER WITH REASONABLE ATTORNEY'S FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFfER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEW AL OF THIS LEASE.

WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION TREREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTJON TO CONFESS JUDGMENT lN EJECTMENT AGAlNST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRJT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RlGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERJ\IIINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRlNG ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSfON OF THE SAID PREMISES.
In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it bas a gross income of at least $10,000.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWlNGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RLGBTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDlll:S INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSlON. JN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATJON OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAJNST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:
MADRIGAL PHARMACEUTICALS, INC.

By: /s/ Brian Lynch
Name: Brian Lynch
Title: Senior Vice President and General Counsel Date: 03/04/22

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11.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

12.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

13.OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

LANDLORD:
FOUR TOWERBRIDGEASSOCIATES

By: Brandywine TB I, L.P., its general partner

By: Brandywine TB I, L.L.C., its general partner

By:	/s/ George Johnstone
Name:	George Johnstone
Title:	EVP Operations
Date:	3/8/2022

TENANT:
MADRIGAL PHARMACEUTICALS, INC.

By: /s/ Brian Lynch
Name: Brian Lynch
Title: Senior Vice President and General Counsel Date: 03/04/22